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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-231910

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated July 20, 2020

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 10, 2019)

$100,000,000

Class A common shares

          We are offering $100,000,000 of our Class A common shares in this offering.

          Our Class A common shares are listed on The Nasdaq Global Select Market under the symbol "KNSA." On July 17, 2020, the last reported sale price of our Class A common shares as reported on The Nasdaq Global Select Market was $23.43 per share.

          We are an "emerging growth company" and a "smaller reporting company" under the federal securities laws and are subject to reduced public company disclosure standards. See "Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company."

          See "Risk Factors" beginning on page S-11 of this prospectus supplement, page 5 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying our Class A common shares.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
We refer you to "Underwriting" beginning on page S-33 of this prospectus supplement for additional information regarding underwriting compensation.

          One or more entities affiliated with certain members of our board of directors, have indicated a potential interest in purchasing at least $25,000,000 of our non-voting Class A1 common shares in a concurrent private placement exempt from the registration requirements of the Securities Act at a sale price per share equal to the public offering price of our Class A common shares in this offering, or the concurrent private placement. Because this indication of interest is not a binding agreement or commitment to purchase, these entities could determine not to purchase any amount of our Class A1 common shares. The underwriters will serve as placement agents for the concurrent private placement and will receive a placement agent fee equal to a percentage of the total purchase price of the private placement shares, if any, which percentage will be equal to the percentage discount the underwriters will receive on shares sold in this public offering. The consummation of the concurrent private placement will be contingent upon the closing of this offering and the satisfaction of certain other customary conditions. However, the consummation of this offering is not contingent on the consummation of the concurrent private placement. Following the consummation of this offering and the concurrent private placement, we intend to register under the Securities Act the Class A common shares underlying the Class A1 common shares purchased in the concurrent private placement, if any.

          We have granted the underwriters an option to purchase up to an additional $15,000,000 of our Class A common shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

          The shares will be ready for delivery on or about                          , 2020.

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan

The date of this prospectus supplement is                          , 2020

Prospectus Supplement

          We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the Class A common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our Class A common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

          For investors outside the United States:    We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses), together with any documents incorporated by reference herein and therein and the additional information described below under the headings "Information Incorporated by Reference" and "Where You Can Find More Information" in its entirety before making an investment decision. To the extent there is a variation or conflict between information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

          Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-ii

 TRADEMARKS

          This prospectus supplement and the accompanying prospectus include, or incorporate by reference, our trademarks and trade names and certain trademarks and tradenames we have certain rights to use, including, Kiniksa® and ARCALYST®. Kiniksa® is a trademark of Kiniksa Pharmaceuticals, Ltd. and ARCALYST® is a trademark of Regeneron Pharmaceuticals, Inc. This prospectus supplement and the accompanying prospectus also contain, or incorporate by reference, trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we or the applicable owner will not assert, to the fullest extent permitted under applicable law, our or its rights or the right of any applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

S-iii

 MARKET AND INDUSTRY DATA

          Unless otherwise indicated, information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus concerning our industry and the markets in which we operate, including our general expectations, market position and market opportunity, is based on our management's estimates and research, as well as industry and general publications, market research, reports of governmental agencies, surveys and studies conducted by third parties. We believe that the information from these third-party publications, market research, reports, surveys and studies included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus is reliable. Management's estimates are derived from publicly available information, their knowledge of our industry and their assumptions based on such information and knowledge, which we believe to be reasonable. This data involves a number of assumptions and limitations which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020, each of which is incorporated by reference herein and therein. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

S-iv

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

          We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

          Copies of certain information filed by us with the SEC are also available on our website. Our website address is kiniksa.com. The information on our website is not part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

          This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information included in the registration statement. The full registration statement may be obtained from the SEC or us, including through the SEC's website as provided above. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement or the accompanying prospectus about any document we filed as an exhibit to the registration statement or that we have otherwise filed with the SEC are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporated by Reference

          The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

          This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 5, 2020;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2020;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 4, 2020;

  •
  our Current Reports on Form 8-K filed with the SEC on February 5, 2020, May 18, 2020, July 7, 2020 and July 15, 2020; and

S-v

  •
  the description of our Share Capital contained in our Registration Statement on Form 8-A, filed with the SEC on May 14, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

          We also hereby incorporate by reference any reports and other documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC.

          We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to us at the following address:

Attn: Secretary
c/o Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our Class A common shares. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, especially the "Risk Factors" section beginning on page S-11 of this prospectus supplement and the corresponding sections in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and our financial statements and the related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, before making an investment decision.

          Unless the context requires otherwise, references to "we," "us," "our," the "Company" and "Kiniksa" refer to Kiniksa Pharmaceuticals, Ltd. and its consolidated subsidiaries, together.

Overview

          We are a biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutic medicines for patients with significant unmet medical need. We have a pipeline of clinical-stage product candidates that are based on strong biologic rationale or validated mechanisms, target underserved conditions and offer the potential for differentiation. These assets are designed to modulate immunological pathways that are implicated across a spectrum of diseases. Our product candidates include rilonacept, mavrilimumab, vixarelimab and KPL-404.

          Our lead candidate is rilonacept, an interleukin 1a and interleukin 1b, cytokine trap. We are developing rilonacept for the potential treatment of recurrent pericarditis, a painful inflammatory cardiovascular disease with an estimated U.S. prevalent population of approximately 40,000 patients seeking and receiving medical treatment. We are conducting a global, double-blind, placebo controlled, randomized withdrawal design, pivotal Phase 3 clinical trial of rilonacept in subjects with recurrent pericarditis, named RHAPSODY. On June 29, 2020, we announced the trial met its primary and all major secondary efficacy endpoints, showing that rilonacept improved clinically meaningful outcomes associated with the unmet medical need in recurrent pericarditis. See "— Recent Developments — Clinical Results of Rilonacept." In July 2020, we received Orphan Drug designation for rilonacept for the treatment of pericarditis, which includes the treatment of recurrent pericarditis. We received Breakthrough Therapy designation from the U.S. Food and Drug Administration, or FDA, for rilonacept for the treatment of recurrent pericarditis in 2019, and reported final data from our open label Phase 2 proof of concept clinical trial of rilonacept in a range of recurrent pericarditis populations at the American Heart Association Scientific Sessions in November 2019.

          Mavrilimumab is a monoclonal antibody that antagonizes granulocyte-macrophage colony stimulating factor, or GM-CSF. We are evaluating mavrilimumab for the potential treatment of giant cell arteritis, or GCA, a chronic inflammatory disease of the medium-to-large arteries with an estimated U.S. prevalence of approximately 75,000 to 150,000 patients. We are conducting a randomized, double blind, placebo controlled, global Phase 2 proof of concept trial for the study of mavrilimumab in GCA, for which we have completed enrollment. We expect data from this trial in the fourth quarter of 2020. In December 2019, we entered into a clinical collaboration with Kite Pharma, Inc., a Gilead Company, or Kite, to initiate a Phase 2 clinical trial evaluating the combination of Yescarta® (axicabtagene ciloleucel) and mavrilimumab in relapsed or refractory large B-Cell lymphoma. The objective of the Phase 2 trial is to determine the effect of mavrilimumab on the safety of Yescarta. Kite will be the sponsor of this study and responsible for its conduct. We expect this Phase 2 trial to commence in the second half of 2020. Further, we recently announced 28-day clinical outcomes from an open-label investigator-sponsored treatment protocol with mavrilimumab conducted in Italy in 13 non-mechanically ventilated patients with severe novel coronavirus 2019 disease, or COVID-19, pneumonia and hyperinflammation. See "— Recent Developments — Clinical Results of Mavrilimumab." COVID-19 pneumonia and hyperinflammation has an estimated U.S. prevalence of approximately 150,000 patients (based on prevalence of acute respiratory distress syndrome associated with the seasonal flu). The FDA has authorized an investigational new drug application, or IND, for a global placebo-controlled Phase 2/3 clinical trial of mavrilimumab in patients with severe COVID-19 pneumonia and hyperinflammation. We are actively recruiting and screening patients in the global placebo-controlled Phase 2 clinical trial portion of the Phase 2/3 clinical development program of mavrilimumab in patients with severe COVID-19 pneumonia and hyperinflammation. In parallel, an investigator-sponsored placebo-controlled study in the United States is currently enrolling patients.

          Vixarelimab is a monoclonal antibody that simultaneously inhibits the signaling of the cytokines interleukin 31, or IL-31, and oncostatin M, or OSM, by targeting their common receptor subunit, oncostatin M receptor beta, or OSMRb. We conducted a randomized, double-blind, placebo-controlled, Phase 2a clinical trial of vixarelimab in subjects with prurigo nodularis, a chronic inflammatory skin condition with an estimated U.S. prevalence of approximately 300,000 patients. We recently announced data from our Phase 2a trial of vixarelimab in patients with prurigo nodularis. The trial met its primary efficacy endpoint: the reduction in weekly-average Worst-Itch Numeric Rating Scale (WI-NRS) from baseline at Week 8 was statistically significantly greater in patients who received vixarelimab versus those who received placebo. We also conducted an exploratory randomized, double-blind, placebo-controlled Phase 2 clinical trial in diseases characterized by chronic pruritus and recently announced data from this exploratory Phase 2 trial. See "— Recent Developments — Clinical Results of Vixarelimab." We plan to initiate a Phase 2b dose-ranging trial of vixarelimab in subjects with prurigo nodularis in the fourth quarter of 2020.

          KPL-404 is a monoclonal antibody inhibitor of the CD40/CD40L interaction, a central control node of T cell dependent, B cell mediated humoral adaptive immunity. In the second half of 2019, we initiated a single-ascending-dose Phase 1 clinical trial of KPL-404 in healthy volunteers. The first-in-human trial is designed to provide safety and pharmacokinetics data as well as data regarding receptor occupancy and T-cell dependent antibody response in these subjects. We expect data in the fourth quarter of 2020.

Recent Developments

Clinical Results of Rilonacept

          On June 29, 2020, we announced results from RHAPSODY, a global, randomized withdrawal design, pivotal Phase 3 trial to evaluate the safety and efficacy of rilonacept in subjects with recurrent pericarditis. The trial met its primary efficacy endpoint of time-to-first adjudicated pericarditis recurrence during the randomized withdrawal period. All major secondary efficacy endpoints were also met. The major secondary endpoints, measured at Week 16 of the randomized withdrawal period, were the proportion of subjects who maintained a clinical response and the proportion of subjects who experienced no or minimal pericarditis symptoms.

          The trial's primary analysis population included 61 actively symptomatic recurrent pericarditis patients who were failing standard of care treatment, including nonsteroidal anti-inflammatory drugs (NSAIDs), colchicine, or corticosteroids, and had initiated rilonacept treatment during a run-in period, discontinued background medications, and achieved and maintained clinical response, defined as 11-point pain Numerical Rating Scale (NRS) ≤ 2.0 and C-reactive protein (CRP) ≤ 0.5 mg/dL, on rilonacept monotherapy. Clinical responders were randomized 1:1 to receive continued

weekly rilonacept (n=30) or placebo (n=31) in a blinded manner in the randomized withdrawal period.

          The data from the primary efficacy endpoint were highly statistically significant.

  •
  Median (95% confidence interval) time to pericarditis recurrence for rilonacept recipients in the randomized withdrawal period could not be estimated due to the low number of recurrences in the rilonacept treatment arm. The median time-to-recurrence for placebo recipients was 8.6 (4.0-11.7) weeks (Hazard Ratio = 0.04, p<0.0001).

  •
  Rilonacept recipients experienced a 96% reduction in risk of recurrent pericarditis events.

          Data from all major secondary efficacy endpoints in the randomized withdrawal period were also highly statistically significant.

  •
  81% of rilonacept recipients maintained clinical response at Week 16 of the randomized withdrawal period, compared to 20% of placebo recipients (p=0.0002). Consistent results were observed at Week 8 and Week 24 and were also highly statistically significant (p<0.0001 and p=0.0022, respectively).

  •
  The proportion of rilonacept recipients with absent or minimal pericarditis symptoms at Week 16 of the randomized withdrawal period was 81% compared to 25% for placebo recipients (p=0.0006). Consistent results were observed at Week 8 and Week 24 and were also highly statistically significant (p<0.0001 and p=0.0002, respectively).

Rilonacept was well-tolerated in the trial, with adverse events consistent with the FDA-approved label for rilonacept for the treatment of Cryopyrin-Associated Periodic Syndromes (CAPS). The most common adverse events were injection site reactions. We are conducting additional analyses of the RHAPSODY trial results and are continuing to work on finalizing the complete results of the trial. Based on the results from this trial, we expect to submit a Supplemental Biologics License Application to the FDA by the end of 2020.

Clinical Results of Mavrilimumab

          On June 8, 2020, we announced additional data consistent with the previously announced results from the investigator-sponsored, open-label treatment protocol evaluating mavrilimumab in patients with severe COVID-19 pneumonia and hyperinflammation. The mavrilimumab open-label treatment protocol was a prospective, interventional, single-active-arm, single-center pilot experience in Italy. Thirteen non-mechanically ventilated patients with severe COVID-19 pneumonia and hyperinflammation were treated with a single intravenous dose of mavrilimumab 6 mg/kg upon admission to the hospital. Twenty-six contemporaneous non-mechanically ventilated patients with severe COVID-19 pneumonia and hyperinflammation and with similar baseline characteristics upon admission to the hospital, including comorbidities, baseline inflammatory markers and respiratory dysfunction, were evaluated as a control group. All patients in the treatment protocol received similar standard of care therapy, including antivirals and antibiotics.

          Over the course of the 28-day follow-up period, mavrilimumab-treated patients experienced earlier and improved clinical outcomes than control-group patients, including earlier weaning from supplemental oxygen, shorter hospitalizations, and no deaths. A summary of these data is presented below (P-values below are unadjusted for multiplicity):

  •
  Death occurred in 0% (n=0/13) of mavrilimumab-treated patients by Day 28, compared to 27% (n=7/26) of control-group patients (p=0.086).

  •
  8% (n=1/13) of mavrilimumab-treated patients progressed to mechanical ventilation by Day 28, compared to 35% (n=9/26) of control-group patients who progressed to mechanical ventilation or died (p=0.077).

  •
  100% (n=13/13) of mavrilimumab-treated patients compared to 65% (n=17/26) of control-group patients attained the clinical improvement endpoint (defined as improvement of ≥ 2 categories on a 7-point scale for assessment of clinical status) by Day 28 (p=0.0001).

  •
  Fever resolved in 91% (n=10/11 febrile patients) of mavrilimumab-treated patients by Day 14, compared to 61% (n=11/18 febrile patients) of control-group patients (p=0.0093).

  •
  Representative mavrilimumab-treated patients showed significant improvement in lung opacification on computerized tomography (CT) scans, consistent with the overall improvement in their clinical status.

          Mavrilimumab was well-tolerated in all patients, without infusion reactions.

          The FDA has authorized an IND for a global placebo-controlled Phase 2/3 clinical trial of mavrilimumab in patients with severe COVID-19 pneumonia and hyperinflammation. We are actively recruiting and screening patients in the global placebo-controlled Phase 2 clinical trial portion of the Phase 2/3 clinical development program of mavrilimumab in patients with severe COVID-19 pneumonia and hyperinflammation. In parallel, an investigator-sponsored placebo-controlled study in the United States is currently enrolling patients.

Clinical Results of Vixarelimab

          On April 22, 2020, we announced results from our Phase 2a clinical trial evaluating vixarelimab in prurigo nodularis and are continuing to work on finalizing the complete results of the trial. The Phase 2a trial enrolled and treated 49 patients with moderate-to-severe prurigo nodularis (mean prurigo nodularis-investigator's global assessment (PN-IGA) of 3.4) experiencing moderate-to-severe pruritus (mean WI-NRS score of 8.3). Patients were randomized 1:1 to receive a 720 mg loading dose of vixarelimab or placebo subcutaneously, followed by 360 mg of vixarelimab or placebo subcutaneously weekly. The primary efficacy endpoint was percent change versus baseline in weekly-average WI-NRS at Week 8 (using the latest observation carry forward analysis). The trial met its primary efficacy endpoint: the reduction in weekly-average WI-NRS from baseline at Week 8 was statistically significantly greater in patients who received vixarelimab versus those who received placebo. Additionally, a statistically significant percentage of vixarelimab recipients achieved a PN-IGA score of 0/1 at Week 8 compared to placebo recipients, and the majority of vixarelimab recipients showed a clinically meaningful greater-than-or-equal-to 4-point weekly-average WI-NRS reduction at Week 8. A summary of additional data is presented below:

  •
  Least squares (LS)-mean change from baseline in weekly-average WI-NRS at Week 8 was –50.6% in vixarelimab recipients compared to –29.4% in placebo recipients (mean difference 21.1%; p=0.035).

  •
  Median change from baseline in weekly-average WI-NRS at Week 8 was –69.8% in vixarelimab recipients compared to –36.1% in placebo recipients.

  •
  30.4% of vixarelimab recipients achieved a PN-IGA score of 0/1 at Week 8 compared to 7.7% of placebo recipients (p=0.032).

  •
  52.5% of vixarelimab recipients demonstrated a > 4-point reduction in weekly-average WI-NRS at Week 8 compared to 30.8% of placebo recipients (p=0.109).

          Vixarelimab was well-tolerated by all subjects and no dose-limiting adverse experiences were observed. There were no series adverse events or atopic dermatitis flares. We plan to initiate a

Phase 2b dose-ranging trial of vixarelimab in subjects with prurigo nodularis in the fourth quarter of 2020.

          Additionally, on May 11, 2020, we announced results from our exploratory Phase 2 trial evaluating vixarelimab in diseases characterized by chronic pruritus. The exploratory Phase 2 trial enrolled patients experiencing moderate-to-severe pruritus and assigned them to one of the following cohorts based upon their diagnosis: plaque psoriasis, chronic idiopathic pruritus, lichen simplex chronicus, chronic idiopathic urticaria, or lichen planus. This trial was designed to identify chronic pruritic conditions where signaling through OSMRb may be playing a role and to investigate the efficacy, safety and tolerability of vixarelimab in reducing the moderate-to-severe pruritus experienced by these subjects. Each cohort was evaluated as an independently randomized sub-study. Patients received a loading dose of 720 mg of vixarelimab or placebo subcutaneously followed by 360 mg of vixarelimab or placebo subcutaneously weekly for 8 weeks. The primary efficacy endpoint was percent change from baseline in weekly-average WI-NRS at Week 8. A summary of these data is presented below:

  •
  The plaque psoriasis cohort achieved a statistically significant reduction in weekly-average WI-NRS at Week 8. LS-mean change from baseline (mean WI-NRS score of 8.4) in weekly-average WI-NRS at Week 8 was –66.5% (n=14) in vixarelimab recipients compared to –29.0% (n=7) in placebo recipients (LS-mean difference –37.5%; p=0.012).

  •
  In the chronic idiopathic pruritus cohort, the LS-mean change from baseline (mean WI-NRS score of 8.1) in weekly-average WI-NRS at Week 8 was –52.4% (n=14) in vixarelimab recipients compared to –48.8% (n=9) in placebo recipients (LS-mean difference –3.6%; p=0.813).

          The lichen simplex chronicus (n=4), chronic idiopathic urticaria (n=4) and lichen planus (n=3) cohorts showed encouraging efficacy results as measured by percent change from baseline in WI-NRS at Week 8. Comparative summary statistics were not performed due to the small number of patients enrolled in each cohort.

          Vixarelimab was well-tolerated, and no dose-limiting adverse events were recorded.

COVID-19

          As we continue to actively advance our clinical programs, we are in close contact with our principal investigators and clinical sites, and are assessing the impact of COVID-19 on our trials, expected timelines and costs on an ongoing basis. We have assembled an internal working group to identify business-critical activities through the year-end 2020 and to develop contingencies for these activities, and plan to continue to implement strategies to potentially minimize the impact of the COVID-19 pandemic on our business. Though the COVID-19 pandemic has not impacted our clinical data milestones in 2020 to date, we may reevaluate the timing of our anticipated clinical milestones as we continue to evaluate the impact of the COVID-19 pandemic on our business and the impact of COVID-19 on us and our industry becomes more clear.

Financial Update

          As of June 30, 2020, we had cash, cash equivalents and short-term investments of approximately $252 million, which we expect will fund our operating plan into 2022 without giving effect to the proceeds from this offering and concurrent private placement.

          The information above is based on preliminary unaudited information and management estimates for the six months ended June 30, 2020, is not a comprehensive statement of our financial results, and is subject to completion of our financial closing procedures. Our independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.

Concurrent Private Placement

          One or more entities affiliated with certain members of our board of directors have indicated a potential interest in purchasing at least $25,000,000 of our non-voting Class A1 common shares in a private placement exempt from the registration requirements of the Securities Act at a sale price per share equal to the public offering price of our Class A common shares in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, these entities could determine not to purchase any amount of our Class A1 common shares. The consummation of the private placement will be contingent on the closing of this offering and the satisfaction of certain other customary conditions. The underwriters will serve as placement agents for the concurrent private placement and will receive a placement agent fee equal to a percentage of the total purchase price of the private placement shares, if any, which percentage will be equal to the percentage discount the underwriters will receive on shares sold in this public offering. The concurrent private placement, if any, is expected to close concurrently with this offering. However, the consummation of this offering is not contingent on the consummation of the concurrent private placement. Following the consummation of this offering and the concurrent private placement, we intend to register under the Securities Act the Class A common shares underlying the Class A1 common shares purchased in the concurrent private placement, if any.

Corporate Information

          We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 50484. We were incorporated on July 21, 2015.

          Our registered office is located in Bermuda at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. The telephone number for our registered office is 1-808-451-3453. Our website address is www.kiniksa.com. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus or in deciding whether to purchase our Class A common shares.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

          We currently qualify as an "emerging growth company" as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are permitted to rely on the SEC requirements for "smaller reporting companies." Based on our closing share price and the market value of our voting and non-voting common shares held by non-affiliates as of June 30, 2020, we have determined that we will no longer be an emerging growth company as of December 31, 2020, and that we will no longer be a smaller reporting company as of January 1, 2021. Emerging growth companies and smaller reporting companies may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies that are not emerging growth companies and smaller reporting companies. These exemptions include:

  •
  being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's discussion and analysis of financial condition and results of operations" disclosure;

  •
  not being required to provide selected financial data or supplementary financial information;

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  not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

  •
  an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor's report on our financial statements;

  •
  reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

  •
  exemptions from the requirements of holding a nonbinding advisory vote on executive compensation, shareholder approval of any golden parachute payments not previously approved, and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

          As an emerging growth company, we may take advantage of the applicable exemptions until the last day of our fiscal year following the fifth anniversary of the closing of the initial public offering of our Class A common shares, or the IPO. However, we will cease to be an emerging growth company prior to the end of such five-year period if (i) we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our voting and non-voting common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (ii) our annual gross revenue exceeds $1.07 billion; or (iii) we issue more than $1.0 billion of non-convertible debt in any three-year period.

          As a smaller reporting company, we may take advantage of the applicable exemptions until the beginning of the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million (or $700 million, if our annual revenues for the most recently completed fiscal year are less than $100 million) measured on the last business day of our second fiscal quarter.

          We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement and the accompanying prospectus and in our filings with the Securities and Exchange Commission that are incorporated by referenced herein and therein. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

          In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

 The Offering

Class A common shares offered by us	$100,000,000 of Class A common shares.
Option to purchase additional shares	We have granted the underwriters a 30-day option to purchase up to $15,000,000 of additional Class A common shares at the public offering price less the underwriting discount.
Concurrent private placement

One or more entities affiliated with certain members of our board of directors have indicated a potential interest in purchasing at least $25,000,000 of Class A1 common shares in a private placement at a price per share equal to the public offering price of our Class A common shares in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, these entities could determine not to purchase any amount of our Class A1 common shares.

Class A common shares to be outstanding after this offering and the concurrent private placement	Class A common shares (or Class A common shares if the underwriters exercise in full their option to purchase additional Class A common shares).
Class B common shares to be outstanding after this offering and the concurrent private placement	2,463,011 Class B common shares.
Class A1 common shares to be outstanding after this offering and the concurrent private placement	Class A1 common shares.
Class B1 common shares to be outstanding after this offering and the concurrent private placement	16,057,618 Class B1 common shares.
Total common shares to be outstanding after this offering and the concurrent private placement	shares (or shares if the underwriters exercise in full their option to purchase additional Class A common shares).
Voting rights

We have four classes of common shares outstanding: Class A common shares, Class B common shares, Class A1 common shares and Class B1 common shares. Each Class A common share entitles its holder to one vote per Class A common share. Each Class B common share entitles its holder to ten votes per Class B common share. Our Class A1 common shares and Class B1 common shares do not have voting rights. Based upon the number of common shares outstanding as of June 30, 2020, immediately following this offering and the concurrent private placement, the holders of our Class A common shares will account for         % of our aggregate voting power and the holders of our Class B common shares will account for the remaining         % of our aggregate voting power.

Use of proceeds

We estimate that the aggregate net proceeds to us from this offering and the concurrent private placement will be approximately $             million, after deducting the estimated underwriting discounts and commissions, placement agent fees and estimated offering expenses payable by us (or approximately $             million if the underwriters exercise in full their option to purchase additional Class A common shares). We intend to use the aggregate net proceeds from this offering and the concurrent private placement to advance the development of rilonacept, mavrilimumab, vixarelimab and KPL-404, to advance commercialization activities and to fund other research and development activities as well as for working capital and general corporate purposes. See "Use of Proceeds."

Risk factors

Investing in our Class A common shares involves a high degree of risk. See "Risk Factors" beginning on page S-10 of this prospectus supplement and the corresponding sections in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, each of which is incorporated by reference herein, and the other information included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A common shares.

The Nasdaq Global Select Market symbol	"KNSA."

          The total number of Class A common shares, Class B common shares, Class A1 common shares and Class B1 common shares, respectively, to be outstanding after this offering and the concurrent private placement are based on 25,369,973 Class A common shares, 2,463,011 Class B common shares, 16,595,954 Class A1 common shares and 16,057,618 Class B1 common shares, respectively, outstanding as of June 30, 2020, and excludes:

  •
  8,683,380 Class A common shares issuable upon exercise of share options outstanding as of June 30, 2020, at a weighted average exercise price of $12.92 per share;

  •
  286,727 Class A common shares issuable upon vesting of restricted share units outstanding as of June 30, 2020;

  •
  3,112,910 Class A common shares available for future issuance under our 2018 Incentive Award Plan, or the 2018 Plan, as of June 30, 2020, as well as Class A common shares that become available pursuant to provisions in the 2018 Plan that automatically increase the share reserve under the 2018 Plan; and

  •
  549,300 Class A common shares available for future issuance under our 2018 Employee Share Purchase Plan, or the ESPP, as of June 30, 2020, as well as Class A common shares that become available pursuant to the provisions in the ESPP that automatically increase the share reserve under the ESPP.

          Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

  •
  no exercise or vesting of the outstanding options and restricted share units referred to above; and

  •
  no exercise by the underwriters of their option to purchase up to $15,000,000 of additional Class A common shares.

RISK FACTORS

          Investing in our Class A common shares involves a high degree of risk. These risks include, but are not limited to, those described below, each of which may be relevant to an investment decision. You should carefully consider the risks described below and in the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information included, or incorporated by reference, herein and therein, including our financial statements and related notes, before investing in our Class A common shares. The realization of any of these risks could have a significant adverse effect on our reputation, business, financial condition, results of operations and growth, and our ability to accomplish our strategic objectives. In that event, the trading price of our Class A common shares could decline, and you may lose part or all of your investment.

Risks Related to Our Common Shares and this Offering

The concentration of ownership of our Class B common shares, which are held primarily by our executive officers and certain other members of our senior management, and the conversion rights of the holders of our Class A1 common shares, which shares are held primarily by entities affiliated with certain of our directors, and Class B1 common shares, all of which shares are held by entities affiliated with certain of our directors means that such persons are, and such entities may in the future be, able to influence or control certain matters submitted to our shareholders for approval; and such concentration and conversion rights and resulting concentration of control may have an adverse effect on the price of our Class A common shares and may result in our Class A common shares being undervalued.

          Each Class A common share is entitled to one vote per Class A common share and each Class B common share is entitled to ten votes per Class B common share. Our Class A1 common shares and Class B1 common shares have no voting rights. As a result, all matters submitted to our shareholders are decided by the vote of holders of our Class A common shares and Class B common shares. As a result of the multi-class voting structure of our common shares, the holders of our Class B common shares, which consist primarily of our executive officers and certain other members of our senior management, collectively control over a majority of the combined voting power of our common shares and therefore are able to control the outcome of certain matters submitted to our shareholders for approval. Based upon the number of common shares outstanding as of June 30, 2020, immediately following this offering and the concurrent private placement, the holders of Class A common shares will account for         % of our aggregate voting power and the holders of Class B common shares will account for the remaining         % of our aggregate voting power. As a result of the Class A common shares and Class B common shares they hold, our executive officers and certain other members of our senior management will hold         % of our voting power immediately following this offering and the concurrent private placement and will continue to have the ability to exert significant influence over the outcome of certain matters submitted to our shareholders for approval.

          However, this percentage may change depending on any conversion of our Class B common shares, Class A1 common shares or Class B1 common shares. Each holder of our Class B common shares has the ability to convert any portion of its Class B common shares into Class B1 common shares or Class A common shares at any time with advance notice to us. Each holder of our Class B1 common shares has the ability to convert any portion of its Class B1 common shares into Class A common shares or Class B common shares at any time with advance notice to us, and each holder of our Class A1 common shares has the ability to convert any portion of its Class A1 common shares into Class A common shares at any time with advance notice to us. Our Class

A1 common shares and Class B1 common shares cannot be converted if, immediately prior to or following such conversion, the holder and its affiliates beneficially own, or would beneficially own, more than 4.99% of our issued and outstanding Class A common shares unless such holder provides us with 61-days' prior notice that it intends to increase, decrease or waive such threshold upon conversion. As of June 30, 2020 and after giving effect to the concurrent private placement, entities affiliated with certain of our directors could convert their Class A1 common shares and Class B1 common shares upon 61-days' prior written notice into Class A common shares and Class B common shares, respectively, which in the aggregate would result in such entities holding approximately         % of our aggregate voting power following this offering and the concurrent private placement.

          Due to these conversion rights, holders of our Class A1 common shares and our Class B1 common shares could, with appropriate advance notice to us, significantly increase their voting control of us, which could result in their ability to significantly influence or control matters submitted to our shareholders for approval and would decrease the ability of the current holders of our Class A common shares and Class B common shares to influence or control matters submitted to our shareholders for approval. In addition, the conversion of Class B common shares to Class A or Class B1 common shares will have the effect of increasing the relative voting power of the holders of Class B common shares who retain their shares in the long term.

          These conversion rights as well as concentrated control that limit certain shareholders' ability to influence corporate matters may have an adverse effect on the price of our Class A common shares, including causing our Class A common shares being undervalued. Holders of our Class B common shares collectively control our management and affairs and are able to influence or control the outcome of certain matters submitted to our shareholders for approval, including the election of directors. Due to the conversion rights of the holders of our Class A1 and B1 common shares, entities affiliated with certain of our directors could significantly increase their voting control of us, which could result in their ability to significantly influence or control matters submitted to our shareholders for approval. As of June 30, 2020, and after giving effect to the concurrent private placement, entities affiliated with certain of our directors will hold         % of our Class A1 common shares and 100% of our Class B1 common shares. Upon 61-days prior written notice, these entities could convert their Class A1 common shares and Class B1 common shares into Class A common shares and Class B common shares, which in the aggregate would result in such entities holding approximately         % of the voting power of our outstanding share capital following this offering and the concurrent private placement.

The price of our Class A common shares is likely to continue to be volatile and fluctuate substantially, which could result in substantial losses for holders of our Class A common shares.

          Our share price is likely to continue to be volatile. The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, our shareholders may not be able to sell their Class A common shares at or above the price they paid for their shares. The market price for our Class A common shares may be influenced by many factors, including:

  •
  the results of clinical trials for our product candidates;

  •
  delays in the commencement, enrollment and the ultimate completion of clinical trials;

  •
  the results and potential impact of competitive products or technologies;

  •
  our ability to manufacture and successfully produce our product candidates;

  •
  our ability to commercialize our product candidates, if approved;

  •
  the size of the market for our product candidates;

  •
  actual or anticipated changes in estimates as to financial results, capitalization, development timelines or recommendations by securities analysts;

  •
  the level of expenses related to any of our product candidates or clinical development programs;

  •
  variations in our financial results or those of companies that are perceived to be similar to us;

  •
  financing or other corporate transactions, or our inability to obtain additional funding;

  •
  failure to meet or exceed the expectations of the investment community;

  •
  regulatory or legal developments in the United States and other countries;

  •
  the recruitment or departure of key personnel;

  •
  developments or disputes concerning patent applications, issued patents or other proprietary rights;

  •
  the results of our efforts to discover, develop, acquire or in-license additional product candidates or from our entering into entering collaborations or other strategic transaction agreements;

  •
  changes in the structure of healthcare payment systems;

  •
  market conditions in the pharmaceutical and biotechnology sectors;

  •
  general economic, industry and market conditions, including as a result of the COVID-19 pandemic and measures taken in response to the pandemic;

  •
  changes in voting control of, or sales of our shares by, our executive officers and certain other members of our senior management or entities affiliated with certain of our directors that hold our shares; and

  •
  the other factors described in this "Risk Factors" section.

          In addition, given the limited trading history of our Class A common shares, there is a risk that an active trading market for our shares will not be sustained, which could put downward pressure on the market price of our common shares and thereby affect the ability of our shareholders, including you, to sell their shares. An inactive trading market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

          Additionally, the trading prices of biopharmaceutical companies have been highly volatile as a result of the COVID-19 pandemic. The COVID-19 outbreak continues to rapidly evolve. The extent to which the outbreak may impact our business, preclinical studies and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence.

If securities or industry analysts cease publishing or publish unfavorable research or reports about us, our business or our market, our shares price and trading volume could decline.

          The trading market for our Class A common shares is influenced by the research and reports that equity research analysts publish about us and our business. We do not have any control over the analysts or the content and opinions included in their reports. The price of our Class A common shares could decline if one or more equity research analysts downgrades our shares or issues other unfavorable commentary or research. If one or more equity research analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our Class A common shares could decrease, which in turn could cause the price of our Class A common shares or its trading volume to decline.

Sales of a number of our Class A common shares in the public market, including Class A common shares issuable upon conversion of our Class B, Class A1 and Class B1 common shares, could cause the share price of our Class A common shares to fall.

          If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our Class A common shares in the public market after the lock-up and other legal restrictions on resale discussed below lapse, the market price of our Class A common shares could decline. Based upon the number of common shares outstanding as of June 30, 2020, upon the completion of this offering and the concurrent private placement, we will have outstanding a total of             Class A common shares, 2,463,011 Class B common shares,              Class A1 common shares and 16,057,618 Class B1 common shares, assuming no exercise of options to purchase Class A common shares or vesting of restricted share units outstanding as of June 30, 2020 and no exercise of the underwriters' option to purchase additional Class A common shares. All of the Class A common shares, including Class A common shares issuable upon conversion of our Class B common shares, Class A1 common shares and Class B1 common shares, will be freely tradable without restriction in the public market immediately following this offering and the concurrent private placement, other than shares that are subject to lock-up agreements in connection with this offering and shares that are subject to restrictions on sales under the rules of the Securities Act. Following the consummation of this offering and the concurrent private placement, if any, we intend to register under the Securities Act the Class A common shares underlying the Class A1 common shares purchased in the concurrent private placement after which the Class A common shares issuable upon conversion of any such Class A1 common shares will be freely tradeable without restriction in the public market.

          Our directors and executive officers have entered into lock-up agreements with the underwriters of this offering, which restrict their ability to sell or transfer their common shares for 60 days following the date of this prospectus supplement, subject to certain exceptions. After the lock-up agreements expire, up to an additional 2.4 million Class A common shares held by our directors and executive officers will be eligible for sale in the public market (including Class A common shares issuable upon the conversion of our Class B common shares). However, these shares will remain subject to certain limitations on sales made by affiliates pursuant to Rule 144 under the Securities Act for so long as the holders are affiliates for purposes of Rule 144.

          A significant number of our Class A common shares are issuable upon conversion of our Class B common shares, Class A1 common shares, and Class B1 common shares. Our Class B common shares and Class B1 common shares automatically convert into Class A common shares upon transfer by a holder of such shares to persons or entities not affiliated with such holder. In addition, each holder of our Class B common shares has the ability to convert any portion of its Class B common shares into Class B1 common shares or Class A common shares at any time with advance notice to us, each holder of our Class B1 common shares has the ability to convert any portion of its Class B1 common shares into Class A common shares or Class B common shares at any time with advance notice to us and each holder of our Class A1 common shares has the ability to convert any portion of its Class A1 common shares into Class A common shares at any time with advance notice to us. However, our Class A1 common shares and Class B1 common shares cannot be converted if, immediately prior to or following such conversion, the holder and its affiliates beneficially own, or would beneficially own, more than 4.99% of our issued and outstanding Class A common shares unless such holder provides us with 61-days' prior notice that it intends to increase, decrease or waive such threshold upon conversion.

          As a result, as of June 30, 2020, after giving effect to the completion of this offering and the concurrent private placement, upon such transfers or conversions up to approximately              million of additional Class A common shares would be issuable and eligible for resale in the public market to the extent permitted by the provisions of Rule 144 promulgated under the Securities Act. In addition, as of June 30, 2020, there were approximately 9.0 million Class A common shares subject to outstanding options and restricted share units under our equity incentive plans that may become eligible for sale in the public market to the extent permitted by the provisions of applicable vesting schedules, any lock-up agreements and Rule 144 and Rule 701 under the Securities Act. If any of these additional Class A common shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our Class A common shares could decline.

          Based upon the number of common shares outstanding as of June 30, 2020, upon the completion of this offering and the concurrent private placement, holders of approximately                   million Class A common shares (including Class A common shares issuable upon the conversion of our Class A1 common shares, Class B common shares, and Class B1 common shares), or collectively, registrable securities, are entitled to rights with respect to the registration of these shares under the Securities Act pursuant to our amended and restated investor rights agreement, or investor rights agreement, subject, as applicable, to the lock-up agreements described above. We have registered 30,482,977 Class A common shares (inclusive of 3,000,000 Class A common shares acquired by certain of these holders in our initial public offering of our Class A common shares, or IPO) on an as converted basis from the registrable securities held by certain of these holders pursuant to the investors rights agreement, which are freely tradable without restriction under the Securities Act, subject, as applicable, to the lock-up agreements described above, to the extent permitted by Rule 144 under the Securities Act. Following the consummation of this offering and the concurrent private placement, we intend to register under the Securities Act the Class A common shares underlying the Class A1 common shares purchased in the concurrent private placement, if any, after which the Class A common shares issuable upon conversion of the Class A1 common shares will be freely tradeable without restriction in the public market.

          Any sales of securities by these shareholders could have a material adverse effect on the market price of our Class A common shares.

If you purchase Class A common shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

          The offering price of our Class A common shares is substantially higher than the as adjusted net tangible book value per common share. Therefore, if you purchase Class A common shares in this offering, you will pay a price per Class A common share that substantially exceeds our as adjusted net tangible book value per common share after this offering and the concurrent private placement. To the extent outstanding options are exercised or restricted share units vest, you will incur further dilution. Based on the public offering price of $             per share, you will experience immediate dilution of $             per common share, representing the difference between our as adjusted net tangible book value per common share after giving effect to this offering, the concurrent private placement and the offering price. See "Dilution."

Future sales or issuances of our common shares or rights to purchase common shares, including under our shelf registration statement or pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our shareholders and could cause our Class A common share price to fall.

          We will need additional capital in the future to continue our planned operations. To the extent we raise additional capital by issuing additional Class A common shares, Class B common shares, Class A1 common shares, Class B1 common shares or other equity securities, our shareholders, including you, may experience substantial dilution. We may sell common shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time under our shelf registration statement or otherwise. If we sell common shares, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

          In addition, the consummation or performance of any acquisition, business combination, collaboration or other strategic transaction we may undertake in furtherance of our growth strategy may cause dilution to our existing shareholders if we issue equity securities for all or a portion of the consideration. For example, we acquired the issued and outstanding equity securities of Primatope Therapeutics, Inc. in exchange for upfront consideration of $10.0 million paid at closing of the transaction in March 2019, as well as milestone payments of $5.0 million, which had been achieved and paid as of the closing date, and $3.0 million which was paid in June 2019, all of which was paid in a combination of cash and our Class A common shares (inclusive of escrow and holdback amounts) in accordance with the terms and conditions of our stock purchase option agreement with Primatope.

We will have broad discretion in how we use the proceeds of this offering and the concurrent private placement and may not use these proceeds effectively, which could affect our results of operations and cause our share price to decline.

          We will have considerable discretion in the application of the net proceeds of this offering and the concurrent private placement. We intend to use the aggregate net proceeds from this offering and the concurrent private placement, together with our existing cash and cash equivalents, to advance the development of rilonacept, mavrilimumab, vixarelimab and KPL-404, to advance commercialization activities and to fund other research and development activities as well as for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering and the concurrent private placement to in-license, acquire or invest in additional businesses, technologies, products or assets. As a result, investors will be relying upon management's judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering and the concurrent private placement. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering and the concurrent private placement in a manner that does not produce income or that loses value.

We are currently an "emerging growth company" and a "smaller reporting company" and the reduced disclosure requirements applicable to "emerging growth companies" and "smaller reporting companies" may make our Class A common shares less attractive to investors.

          We are currently an "emerging growth company," as defined in the Jumpstart Our Business Startups, or JOBS Act, and a "smaller reporting company" as defined under the rules promulgated under the Securities Act. As an emerging growth company and a smaller reporting company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies or smaller reporting companies do. We will remain an emerging growth company until the earlier of:

  •
  the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more;

  •
  the last day of the fiscal year following the fifth anniversary of the date of the completion of our IPO;

  •
  the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or

  •
  the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means, among other things, that the market value of our voting and non-voting common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

          Based on our closing share price and the market value of our voting and non-voting common shares held by non-affiliates as of June 30, 2020, we have determined that we will no longer be an emerging growth company as of December 31, 2020. However, for so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

  •
  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404;

  •
  an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor's report on the financial statements;

  •
  progressively adding to the number of years of audited financial statements required to be included in our periodic reports;

  •
  simplified executive compensation disclosure; and

  •
  exemptions from the requirements of holding a nonbinding advisory vote on executive compensation, shareholder approval of any golden parachute payments not previously approved, and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

          In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

          We are also a smaller reporting company, and we will remain a smaller reporting company until we no longer meet either of the criteria for being a smaller reporting company as follows:

  •
  our voting and non-voting common shares held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter; or

  •
  our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

          Based on our closing share price and the market value of our voting and non-voting common shares held by non-affiliates as of June 30, 2020, we have determined that we will no longer be a smaller reporting company as of January 1, 2021. However, for so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies. Similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

          We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies and smaller reporting companies. We cannot predict whether investors will find our Class A common shares less attractive if we rely on these exemptions. If some investors find our Class A common shares less attractive as a result, there may be a less active trading market for our Class A common shares and the share price of our Class A common shares may be more volatile.

We will continue to incur increased costs as a result of operating as a public company, including in connection with becoming a large accelerated filer, and our management will be required to devote substantial time to new compliance initiatives.

          As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC and The Nasdaq Global Select Market, or Nasdaq, where our Class A common shares are listed, impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly, which will increase in connection with our becoming a large accelerated filer and no longer being an emerging growth company and smaller reporting company. For example, these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance. In addition, we expect our costs to increase as we comply with requirements related to executive compensation disclosure and shareholder votes on executive compensation matters that we were previously exempt from as an emerging growth company and smaller reporting company.

          Pursuant to Section 404, we are required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. While we remain an emerging growth company, we are not required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, based on our closing share price and the market value of our voting and non-voting common shares held by non-affiliates as of June 30, 2020, we will be a large accelerated filer and cease being an emerging growth company as of December 31, 2020. To maintain compliance with Section 404 within the prescribed period, we engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and refine and revise a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. We expect these activities to increase in connection with our auditors' review of our internal control over financial reporting in preparation for providing their attestation report. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We have anti-takeover provisions in our amended and restated bye-laws that may discourage a change of control.

          Our amended and restated bye-laws contain provisions that could make it more difficult for a third party to acquire us. These provisions provide for:

  •
  a classified board of directors with staggered three-year terms;

  •
  directors only to be removed for cause;

  •
  an affirmative vote of 66 2/3% of the voting power of our voting shares for certain "business combination" transactions that have not been approved by our board of directors;

  •
  our multi-class common share structure, which provides our holders of Class B common shares with the ability to significantly influence the outcome of matters requiring shareholder approval, even if they own less than a majority of our outstanding Class A common shares;

  •
  restrictions on the time period in which directors may be nominated; and

  •
  our board of directors to determine the powers, preferences and rights of our preferred shares and to issue the preferred shares without shareholder approval.

          These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company and may prevent our shareholders from receiving the benefit from any premium to the market price of our Class A common shares offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our Class A common shares if the provisions are viewed as discouraging takeover attempts in the future. These provisions could also discourage proxy contests, make it more difficult for our shareholders to elect directors of their choosing and cause us to take corporate actions other than those our shareholders desire.

Because we do not anticipate paying any cash dividends on our shares in the foreseeable future, capital appreciation, if any, will be the sole source of gain for our shareholders.

          We have never declared or paid cash dividends on our shares. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Additionally, the proposal to pay future dividends to shareholders will effectively be at the sole discretion of our board of directors after taking into account various factors our board of directors deems relevant, including our business prospects, capital requirements, financial performance and new product development. As a result, capital appreciation, if any, of our Class A common shares will be the sole source of gain for our shareholders for the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. All statements other than statements of historical facts contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "goal," "design," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning:

  •
  the impact of the novel coronavirus 2019, or COVID-19, pandemic on our business, including our clinical trials, and operations;

  •
  our status as a clinical stage biopharmaceutical company and our expectation to incur losses in the future;

  •
  our future capital needs and our need to raise additional funds;

  •
  our limited operating history;

  •
  the lengthy and expensive clinical development process with its uncertain outcome and potential for clinical failure or delay, including due to the COVID-19 pandemic;

  •
  the decision by any applicable regulatory authority whether to clear our product candidates for clinical development and, ultimately, whether to approve them for marketing and sale;

  •
  our ability to anticipate and prevent adverse events caused by our product candidates;

  •
  our ability to identify, in license, acquire, discover or develop additional product candidates;

  •
  our ability to have our product candidates manufactured in accordance with regulatory requirements;

  •
  the market acceptance of our product candidates;

  •
  our ability to timely and successfully develop and commercialize our existing and future product candidates, if approved;

  •
  competitive and potentially competitive products and technologies;

  •
  physician awareness and adoption of our product candidates;

  •
  the size of the market for our product candidates;

  •
  our ability to meet the quality expectations of physicians or patients;

  •
  our ability to improve our product candidates;

  •
  the decision of third party payors not to cover our product candidates or to require extensive or independently performed clinical trials prior to covering or maintaining coverage of our product candidates;

  •
  our ability to successfully manage our growth;

  •
  our ability to avoid product liability claims and maintain adequate product liability insurance;

  •
  our ability to obtain regulatory exclusivity;

  •
  our ability to obtain, maintain, protect and enforce our intellectual property rights related to our product candidates;

  •
  federal, state and foreign regulatory requirements applicable to our product candidates;

  •
  ownership concentration of our executive officers and certain members of senior management may prevent our shareholders from influencing significant corporate decisions.

  •
  our ability to attract and retain skilled personnel;

  •
  our ability to execute on our strategy;

  •
  our ability to identify, in license, acquire, discover or develop additional product candidates; and

  •
  other important factors that could cause actual results, performance or achievements to differ materially from those contemplated, including those set forth under "Risk Factors" in this prospectus supplement and the accompanying prospectus, and under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, each of which is incorporated by reference herein and therein.

          The forward-looking statements included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including those described in the section of this prospectus supplement entitled "Risk Factors" and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

 USE OF PROCEEDS

          We estimate that the net proceeds to us from our issuance and sale of             Class A common shares in this offering will be approximately $              million, after deducting the estimated underwriting discounts and commissions, and estimated offering expenses payable by us, or approximately $              million if the underwriters' option to purchase additional Class A common shares from us is exercised in full, and that the net proceeds to us from our issuance and sale of             Class A1 common shares in the concurrent private placement will be approximately $              million, after deducting placement agent fees and estimated offering expenses payable by us.

          We intend to use the aggregate net proceeds from this offering and the concurrent private placement to advance the development of rilonacept, mavrilimumab, vixarelimab and KPL-404, to advance commercialization activities and to fund other research and development activities as well as for working capital and general corporate purposes.

          This expected use of the aggregate net proceeds from this offering and the concurrent private placement represents our current intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds from this offering and the concurrent private placement or the actual amounts of net proceeds to be used for the purposes described above. We may also use a portion of the net proceeds to in-license, acquire or invest in additional businesses, technologies, products or assets, although currently we have no specific agreements, commitments or understandings in this regard. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials, our ability to obtain marketing approval from the FDA for our product candidates and other development and commercialization efforts for our product candidates, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds from this offering and the concurrent private placement for other purposes, and we will have broad discretion in the application of the net proceeds.

          We anticipate that our existing cash, cash equivalents and short-term investments, together with the anticipated net proceeds from this offering and the concurrent private placement, will be sufficient to fund our operating expenses and capital expenditure requirements into 2023. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we expect. Following this offering and the concurrent private placement, we will require substantial capital to complete clinical development, seek regulatory approval of, and, if approved, commercialize our product candidates.

          Pending the uses described above, we plan to invest the net proceeds from this offering and the concurrent private placement in short- and intermediate-term, interest-bearing obligations, investment-grade instruments or other securities.

 DIVIDEND POLICY

          We have never declared or paid any cash dividends on our common shares. In October 2015, we distributed Class B common shares to the then-existing holders of our Class A common shares on a pro rata basis. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors, which may take into account several factors, including general economic conditions, our financial condition and results of operations, available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, the implications of the payment of dividends by us to our shareholders and any other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. In addition, pursuant to the Companies Act, a company may not declare or pay dividends if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due or (ii) that the realizable value of its assets would thereby be less than its liabilities. Under our amended and restated bye-laws, each of our common shares is entitled to dividends if, as and when, dividends are declared by our board of directors subject to any preferred dividend right of the holders of any preferred shares.

 DILUTION

          If you invest in our Class A common shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per common share after this offering.

          As of March 31, 2020, our historical net tangible book value was $205.8 million, or $3.70 per common share. Our historical net tangible book value per share represents the book value of our total tangible assets less the book value of our total liabilities, divided by the number of common shares outstanding as of March 31, 2020.

          After giving effect to our issuance and sale of 2,760,000 Class A common shares in a public offering and 1,600,000 Class A1 common shares in a concurrent private placement on May 18, 2020, our pro forma net tangible book value as of March 31, 2020 would have been approximately $280.3 million, or approximately $4.68 per common share. Our pro forma net tangible book value represents the book value of our total tangible assets less the book value of our total liabilities, divided by the number of common shares outstanding as of March 31, 2020, after giving effect to the pro forma adjustments described above.

          After giving further effect to our issuance and sale of             Class A common shares in this offering and issuance and sale of             Class A1 common shares in the concurrent private placement, and after deducting the estimated underwriting discounts and commissions, placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2020 would have been approximately $             million, or approximately $             per share. This amount represents an immediate increase in net tangible book value of $             per share to our existing shareholders and an immediate dilution in net tangible book value of approximately $             per share to new investors purchasing Class A common shares in this offering and Class A1 common shares in the concurrent private placement. We determine dilution by subtracting our pro forma as adjusted net tangible book value per share after this offering and the concurrent private placement from the amount of cash per Class A common share paid by new investors in this offering. The following table illustrates this dilution:

Public offering price per share		$
Historical net tangible book value per share as of March 31, 2020	$3.70
Increase per share attributable to the pro forma adjustments described above	0.98

Pro forma net tangible book value per share as of March 31, 2020	$4.68
Increase in net tangible book value per share attributable to new investors participating in this offering and the concurrent private placement

Pro forma as adjusted net tangible book value per share after this offering and the concurrent private placement		$

Dilution per share to new investors purchasing Class A common shares in this offering and Class A1 common shares in the concurrent private placement		$

          If the underwriters exercise in full their option to purchase additional Class A common shares, the pro forma as adjusted net tangible book value per share after this offering and the concurrent private placement would be $             , and the dilution per share to new investors would be $             , after deducting the estimated underwriting discounts and commissions, placement agent fees and the estimated offering expenses payable by us.

          The foregoing table and calculations are based on 21,519,500 Class A common shares, 3,008,373 Class B common shares, 14,995,954 Class A1 common shares and 16,057,618 Class B1 common shares outstanding as of March 31, 2020 and exclude:

  •
  the conversion of 545,362 Class B common shares into 545,362 Class A common shares occurring after March 31, 2020;

  •
  8,990,872 Class A common shares issuable upon exercise of share options outstanding as of March 31, 2020, at a weighted average exercise price of $12.18 per share;

  •
  302,043 Class A common shares issuable upon vesting of restricted share units outstanding as of March 31, 2020;

  •
  3,226,660 Class A common shares available for future issuance under the 2018 Plan as of March 31, 2020, as well as Class A common shares that become available pursuant to provisions in the 2018 Plan that automatically increase the share reserve under the 2018 Plan; and

  •
  598,334 Class A common shares available for future issuance under the ESPP as of March 31, 2020, as well as Class A common shares that become available pursuant to the provisions in the ESPP that automatically increase the share reserve under the ESPP.

          To the extent any of the outstanding options described above are exercised or any of the outstanding restricted share units described above vest, there will be further dilution to investors participating in this offering and the concurrent private placement. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

MATERIAL BERMUDA AND U.S. FEDERAL INCOME TAX CONSEQUENCES

Bermuda Tax Considerations

Taxation of the company

          Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by us. We have received from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax will not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. We pay annual Bermuda government fees which fees are calculated on a sliding scale based on the assessable capital of the company. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Taxation of shareholders

          Currently, there is no Bermuda income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by holders of our shares, other than shareholders ordinarily resident in Bermuda, if any.

Material U.S. Federal Income Tax Consequences to U.S. Holders

          The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in our Class A common shares. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws, or the Medicare contribution tax on net investment income or the alternative minimum tax, are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, all as in effect as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

          This summary applies only to investors who hold our Class A common shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The following discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances or to holders subject to particular rules, including, without limitation:

  •
  U.S. expatriates and certain former citizens or long-term residents of the United States;

  •
  persons whose functional currency is not the U.S. dollar;

  •
  persons holding Class A common shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies and other financial institutions;

  •
  real estate investment trusts or regulated investment companies;

  •
  brokers, dealers or traders in securities, commodities or currencies;

  •
  S corporations or entities or arrangements treated as partnerships for U.S. federal income tax purposes;

  •
  tax-exempt organizations or governmental organizations;

  •
  individual retirement accounts or other tax deferred accounts;

  •
  persons who acquired our Class A common shares pursuant to the exercise of any employee share option or otherwise as compensation;

  •
  persons that own or are deemed to own 10% or more of our shares by vote or value directly, indirectly or constructively;

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common shares being taken into account in an applicable financial statement;

  •
  persons that hold Class A common shares through a permanent establishment or fixed base outside the United States; and

  •
  persons deemed to sell Class A common shares under the constructive sale provisions of the Code.

          We believe we are a "controlled foreign corporation" for U.S. federal income tax purposes, and therefore, if you are a U.S. shareholder owning 10% or more of our shares by vote or value directly, indirectly or constructively, the U.S. federal income tax consequences to you of owning our Class A common shares may be significantly different than those described below. If you own 10% or more of our shares by vote or value directly, indirectly or constructively, you should consult your tax advisors regarding the U.S. federal income tax consequence of your investment in our Class A common shares.

          U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON SHARES.

          For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Class A common shares that, for U.S. federal income tax purposes, is or is treated as any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

          If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that holds Class A common shares, your tax treatment generally will depend on your status, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Class A common shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

Taxation of dividends and other distributions on our Class A common shares

          The discussion in this section "Taxation of dividends and other distributions on our Class A common shares" is subject to the discussion regarding passive foreign investment companies below. As discussed above under "Dividend Policy," we do not anticipate declaring any cash dividends in the foreseeable future. In the event we do pay dividends, the gross amount of any distribution to you with respect to our Class A common shares will be included in your gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of your tax basis in our Class A common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain as described in the section "Taxation of disposition of our Class A common shares" below. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions will generally be reported as ordinary dividend income for such purposes. Dividends we pay will not be eligible for the dividends-received deduction available to corporations in respect of dividends received from U.S. corporations.

          Subject to certain limitations, dividends paid by qualified foreign corporations to certain non-corporate U.S. Holders may be taxable at preferential tax rates. A non-U.S. corporation is generally treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on a securities market in the United States, such as The Nasdaq Global Select Market, on which our Class A common shares are listed. However, the preferential tax rates discussed above will not apply if we are treated as a passive foreign investment company with respect to the U.S. Holder for the taxable year in which a dividend is paid or the preceding taxable year. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends. Dividends will be included in a U.S. Holder's income on the date of the U.S. Holder's receipt of the dividend.

          Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on our Class A common shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder's U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A common shares generally will constitute "passive category income." The rules with respect to the foreign tax credit are complex and may depend upon a U.S. Holder's particular circumstances. You should consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of disposition of our Class A common shares

          The discussion in this section "Taxation of disposition of our Class A common shares" is subject to the discussion regarding passive foreign investment companies below. You will recognize gain or loss on any sale, exchange or other taxable disposition of our Class A common shares equal to the difference between the amount realized (in U.S. dollars) on the disposition and your tax basis (in U.S. dollars) in our Class A common shares. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held our Class A common shares for more than one year at the time of the disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss you recognize generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. You should consult your tax advisor regarding the proper treatment of gain or loss in your particular circumstances.

Passive foreign investment company

          Because we do not expect to earn revenue from our business operations during the current taxable year, and because our sole source of income currently is interest on bank accounts, we believe we will likely be a passive foreign investment company, or PFIC, for our current taxable year. No ruling from the IRS or opinion of counsel has been or will be sought with respect to our PFIC status. A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

  •
  at least 75% of its gross income for such taxable year is passive income; or

  •
  at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

          For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (i) held a proportionate share of the assets of such other corporation and (ii) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business and which are received from a person other than a related person.

          A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets for purposes of the asset test will generally be determined by reference to the aggregate value of our outstanding shares, our PFIC status will depend in large part on the market price of our Class A common shares, which may fluctuate significantly. In addition, our PFIC status may be affected by changes in the composition of our income or assets, including by how, and how quickly, we spend the cash we raise in any offering, including this offering.

          If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our Class A common shares, we will be treated as a PFIC with respect to such U.S. Holder in such year and in all succeeding years during which the U.S. Holder owns our Class A common shares, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a "deemed sale" election under the PFIC rules, (ii) the U.S. Holder has a valid mark-to-market election in effect (as described below) or (iii) the U.S. Holder makes a QEF Election (defined below) with respect to all taxable years in which we are a PFIC during such U.S. Holder's holding period or makes a purging election to cause a deemed sale of the PFIC shares at their fair market value in conjunction with a QEF Election (see discussion below regarding such elections).

          For each taxable year we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any "excess distribution" you receive and any gain you recognize from a sale or other disposition (including a pledge) of our Class A common shares. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for our Class A common shares will be treated as an excess distribution. Under these special tax rules, if you receive any excess distribution or recognize any gain from a sale or other disposition of our Class A common shares:

  •
  the excess distribution or recognized gain will be allocated ratably over your holding period for our Class A common shares;

  •
  the amount allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, will be treated as ordinary income; and

  •
  the amount allocated to each other year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and an interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

          The tax liability for amounts allocated to years before the year of disposition or "excess distribution" cannot be offset by any net operating losses for such years, and gains recognized on the sale or other disposition of our Class A common shares cannot be treated as capital gains, even if you hold our Class A common shares as capital assets.

          If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you will be deemed to own your proportionate share of any such lower-tier PFICs, and you may be subject to the rules described in the preceding two paragraphs with respect to the shares of such lower-tier PFICs you would be deemed to own. As a result, you may incur liability for any "excess distribution" described above if we receive a distribution from such lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). You should consult your tax advisor regarding the application of the PFIC rules to any of our subsidiaries.

          If we cease to be a PFIC and a U.S. Holder makes a deemed sale election, such U.S. Holder will be deemed to have sold our Class A common shares held by such U.S. Holder at their fair market value, and any gain from such deemed sale would be subject to the rules described above. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, a U.S. Holder's Class A common shares subject to such election will not be treated as shares in a PFIC, and the rules described above with respect to any "excess distributions" or any recognized gain from an actual sale or other disposition of our Class A common shares will not apply. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC.

          A U.S. Holder of "marketable stock" (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the general tax treatment for PFICs discussed above. If you make a mark-to-market election for our Class A common shares, you will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of our Class A common shares as of the close of your taxable year over your adjusted basis in such Class A common shares. Accordingly, a mark-to-market election may accelerate the recognition of income without a corresponding receipt of cash. You are allowed a deduction for the excess, if any, of the adjusted basis of our Class A common shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on our Class A common shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of our Class A common shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on our Class A common shares, as well as to any loss realized on the actual sale or disposition of our Class A common shares to the extent the amount of such loss does not exceed the net mark-to-market gains previously included for our Class A common shares. Your basis in our Class A common shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except the lower applicable tax rates for qualified dividend income would not apply. If we cease to be a PFIC when you have a mark-to-market election in effect, gain or loss realized by you on the subsequent sale of our Class A common shares will be a capital gain or loss and taxed in the manner described above under "Taxation of disposition of our Class A common shares."

          The mark-to-market election is available only for "marketable stock," which is stock that is "regularly traded," meaning traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our Class A common shares are listed on The Nasdaq Global Select Market and, accordingly, provided our Class A common shares are regularly traded, if you are a holder of our Class A common shares, the mark-to-market election would be available to you if we are a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless our Class A common shares cease to be marketable stock. If we are a PFIC for any year in which a U.S. Holder owns our Class A common shares but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made. If any of our subsidiaries are or become PFICs, the mark-to-market election will not be available with respect to shares of such subsidiaries that are treated as owned by you. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. You should consult your tax advisor as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

          Alternatively, a U.S. Holder can make an election, if we provide the necessary information, to treat us and each lower-tier PFIC (if any) as a qualified electing fund, or a QEF Election, in the first taxable year we (and any relevant subsidiaries) are treated as a PFIC with respect to the holder. If such election remains in place while we and any lower-tier PFIC subsidiaries are PFICs, we and our subsidiaries will not be treated as PFICs with respect to such U.S. Holder when we cease to be a PFIC. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the U.S. Holder's timely filed U.S. federal income tax return. We will provide the information necessary for a U.S. Holder to make a QEF Election with respect to us and will cause each lower-tier PFIC we control to provide such information.

          If a U.S. Holder makes a QEF Election with respect to a PFIC, the Holder will be currently taxable on its pro rata share of the PFIC's ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. Accordingly, a QEF election may accelerate the recognition of income without a corresponding receipt of cash. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the Holder's income under the QEF Election would not be taxable to the holder. A U.S. Holder will increase its tax basis in our Class A common shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed that is not included in the holder's income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of our Class A common shares in an amount equal to the difference between the amount realized and the holder's adjusted tax basis in our Class A common shares. U.S. Holders should note that if they make QEF Elections with respect to us and any lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their Class A common shares for any taxable year significantly in excess of any cash distributions received in such taxable year. U.S. Holders should consult their tax advisors regarding making QEF Elections in their particular circumstances.

          If we are considered a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in our Class A common shares.

          YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN OUR CLASS A COMMON SHARES.

Information reporting and backup withholding

          Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

          Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with respect to foreign financial assets

          Certain U.S. Holders who are individuals (and, under proposed U.S. Treasury regulations, certain entities) may be required to report information relating to our common shares, subject to certain exceptions (including an exception for our common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of our Class A common shares.

UNDERWRITING

          We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares

Goldman Sachs & Co. LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC

Total

          The underwriters are committed to take and pay for all of the shares being offered in this offering, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

          The underwriters have an option to buy up to an additional $15,000,000 of Class A common shares from us. They may exercise that option for 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

          The following table shows the per share and total underwriting discount to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase $15,000,000 of additional Class A common shares.

Paid by Us	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

          Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the public offering price. After the offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

          We and our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common shares or securities convertible into or exchangeable for common shares during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans and will not prohibit sales of our Class A common shares by certain of our executive officers pursuant to 10b5-1 trading plans that comply with Rule 10b5-1 under the Exchange Act that were entered into by such individuals prior to this offering.

          Our Class A common shares are listed on The Nasdaq Global Select Market under the symbol "KNSA."

          In connection with the offering, the underwriters may purchase and sell our Class A common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional Class A common shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Class A common shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional Class A common shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional Class A common shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our Class A common shares made by the underwriters in the open market prior to the completion of the offering.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

          Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Class A common shares. As a result, the price of our Class A common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

          We estimate that our share of the total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $550,000. We have agreed to reimburse the underwriters for expenses related to any applicable state securities filings and to the Financial Industry Regulatory Authority incurred by them in connection with this offering in an amount up to $15,000.

          We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In particular, the underwriters will act as placement agents for the concurrent private placement and will receive a placement agent fee equal to a percentage of the total purchase price of the private placement shares, if any, which percentage will be equal to the percentage discount the underwriters will receive on shares sold in this offering.

          In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

          A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

          Sales of our Class A common shares made outside of the United States may be made by affiliates of the underwriters. Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

European Economic Area and the United Kingdom

          In relation to each Member State of the European Economic Area and the United Kingdom (each, a "Relevant State"), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant States or, where appropriate, approved in another Relevant States and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

            (a)     to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

            (b)     to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

            (c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

          For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

United Kingdom

          Each underwriter has represented and agreed that:

            (a)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

            (b)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Canada

          The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

          Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

          Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

          The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or Securities and Futures Ordinance, or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or

(iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

          Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA, or (vi) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

          Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA, or (vi) as specified in Regulation 32.

Japan

          The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

 LEGAL MATTERS

          The validity of the Class A common shares offered hereby will be passed upon for us by Conyers Dill & Pearman Limited. Certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Latham & Watkins LLP. Certain legal matters as to U.S. law in connection with this offering will be passed upon for the underwriters by Ropes & Gray LLP.

EXPERTS

          The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph related to the Company's requirement for additional financing to fund future operations and management's plans as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXCHANGE CONTROLS

          The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our Class A common shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority has, pursuant to its statement of June 1, 2005, given its general permission under the Exchange Control Act 1972 (and related regulations) for the issue and free transferability of our Class A common shares to and between non-residents of Bermuda for exchange control purposes, provided that our Class A common shares remain listed on an appointed stock exchange, which includes The Nasdaq Global Select Market. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed herein. Certain issues and transfers of our Class A common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

          We are organized pursuant to the laws of Bermuda. In addition, it is anticipated that, from time to time, some or all of our directors and officers will reside outside the United States, and all or a substantial portion of our assets and their assets are or may be located in jurisdictions outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon those persons or us or to recover against them or us on judgments of United States courts, including judgments predicated upon civil liability provisions of the United States federal securities laws.

          We have been advised that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

          In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. We have been advised that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PROSPECTUS

KINIKSA PHARMACEUTICALS, LTD.

$400,000,000

Common Shares
Preferred Shares
Debt Securities
Warrants
Units

28,882,977 Class A Common Shares
Offered by the Selling Shareholders

        We may offer and sell up to $400,000,000 in the aggregate of the securities identified above, and the selling shareholders may offer and sell up to 28,882,977 shares in the aggregate of Class A common shares identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common shares by the selling shareholders.

        Each time we or any of the selling shareholders offer and sell securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling shareholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

        We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling shareholders may offer and sell our Class A common shares from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

        Our Class A common shares are listed on the Nasdaq Global Select Market under the symbol "KNSA." On May 31, 2019, the last reported sale price of our Class A common shares on the Nasdaq Global Select Market was $15.25 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $400,000,000 and the selling shareholders may sell up to 28,882,977 of our Class A common shares from time to time in one or more offerings as described in this prospectus. Each time that we or the selling shareholders offer and sell securities, we or the selling shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading "Where You Can Find More Information; Incorporation by Reference."

        Neither we, nor the selling shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, information that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates and assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

        When we refer to "Kiniksa," "we," "our," "us" and the "Company" in this prospectus, we mean Kiniksa Pharmaceuticals, Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to "you," we mean the potential holders of the applicable series of securities.

TRADEMARKS

        We own or have rights to trademarks that we use in connection with the operation of our business, including Kiniksa®. Kiniksa® is a trademark of Kiniksa Pharmaceuticals, Ltd. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, including Kiniksa, are listed without the ®, SM and ™ symbols. We will assert, to the fullest extent under applicable law, our rights to our intellectual property. Trademarks, service marks and trade names of third parties are the intellectual property of such parties.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

        We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

        Our website address is www.kiniksa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC's website, as provided above.

Incorporation by Reference

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

        This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

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  Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 12, 2019.

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  The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2019.

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 7, 2019.

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  Our Current Report on Form 8-K filed with the SEC on February 1, 2019 and the information under Item 5.02 of our Current Report on Form 8-K filed with the SEC on March 7, 2019.

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  The description of our Share Capital contained in our Registration Statement on Form 8-A, filed with the SEC on May 14, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

        All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

        You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Attn: Secretary
c/o Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

 THE COMPANY

Overview

        We are a biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutic medicines for patients suffering from debilitating diseases with significant unmet medical need. We have a pipeline of product candidates across various stages of development, focused on autoinflammatory and autoimmune conditions. We believe that our product candidates are grounded in strong biologic rationales or validated mechanisms of action and have the potential to address multiple indications.

        Our clinical stage product candidates are rilonacept, mavrilimumab and KPL-716. Our lead candidate is rilonacept, an interleukin 1á and interleukin 1â cytokine trap. We are developing rilonacept for the potential treatment of recurrent pericarditis, a painful inflammatory cardiovascular disease. Mavrilimumab is a monoclonal antibody that antagonizes colony stimulating factor. We are evaluating mavrilimumab for the potential treatment of giant cell arteritis, a chronic inflammatory disease of the medium-large blood vessels. KPL-716 is a monoclonal antibody that simultaneously inhibits the signaling of the cytokines interleukin 31 and oncostatin M by targeting their common receptor subunit, oncostatin M receptor beta. We are evaluating KPL-716 for the potential treatment of prurigo nodularis and we plan to study KPL-716 in a variety of pruritic, inflammatory, and fibrotic indications driven by these cytokines. Our pre-clinical stage product candidates are KPL-404 and KPL-045. KPL-404 is a monoclonal antibody inhibitor of the CD40 co-stimulatory molecule and KPL-045 is a monoclonal antibody inhibitor of the CD30L co-stimulatory molecule.

Corporate Information

        We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 50484. We were incorporated on July 21, 2015.

        Our registered office is located in Bermuda at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. The telephone number for our registered office is 1-808-451-3453. Our website address is www.kiniksa.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Quarterly Report on Form 10-Q and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common shares being offered by any of the selling shareholders.

 DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, our memorandum of association and amended and restated bye-laws, which have been publicly filed with the SEC. See "Where You Can Find More Information; Incorporation by Reference."

General

        The objects of our business are unrestricted, and we have the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.

Share Capital

        As of April 30, 2019, our authorized share capital consisted of 200,000,000 shares, par value $0.000273235 per share, and there were 19,011,934 Class A common shares, 4,638,855 Class B common shares, 14,995,954 Class A1 common shares and 16,057,618 Class B1 common shares issued and outstanding.

        Pursuant to our amended and restated bye-laws, subject to the requirements of the Nasdaq Global Select Market and subject to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our designated but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

        We have four classes of shares: Class A, Class B, Class A1 and Class B1. Class A and Class B common shares are voting common shares, or together the voting common shares, and Class A1 and Class B1 are non-voting common shares. Each Class A common share is entitled to one vote per share and each Class B common share is entitled to ten votes per share. Except as described in this prospectus with respect to voting rights, conversion, and transferability, each common share has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects and as to all matters with, each other common share. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preferred shares. None of our common shares have pre-emptive, redemption or sinking fund rights.

Class A Common Shares

        As of April 30, 2019, there were 19,011,934 Class A common shares issued and outstanding. All Class A common shares are fully paid and non-assessable.

Class B Common Shares

        As of April 30, 2019, there were 4,638,855 Class B common shares outstanding. Each holder of Class B common shares may convert any portion of its Class B common shares into Class A common shares or Class B1 common shares at any time with advance notice to us. In addition, each Class B common share automatically converts into one Class A common share upon transfer, except for transfers to or between affiliated holders. Our Class B common shares also have greater voting power than our Class A common shares, as described in "—Voting rights."

Class A1 Common Shares

        As of April 30, 2019, there were 14,995,954 Class A1 common shares issued and outstanding. Each holder of Class A1 common shares may elect to convert any portion of its non-voting Class A1 common shares into voting Class A common shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class A1 common shares may increase, decrease or waive this limitation on ownership by providing us with 61-days' notice.

Class B1 Common Shares

        As of April 30, 2019, there were 16,057,618 Class B1 common shares issued and outstanding. Each holder of Class B1 common shares may elect to convert any portion of its non-voting Class B1 common shares into voting Class A common shares or voting Class B common shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class B1 common shares may increase, decrease or waive this limitation on ownership by providing us with 61-days' notice. In addition, each Class B1 common share automatically converts into one Class A common share upon transfer, except for transfers to or between affiliated holders.

Preferred Shares

        Under Bermuda law and our amended and restated bye-laws, our board of directors is authorized to issue preferred shares in one or more series without shareholder approval. Our board of directors has the discretion under our amended and restated bye-laws to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares, without any further shareholder approval. The rights with respect to a series of preferred shares may be greater than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to those preferred shares. The effect of issuing preferred shares could include, among other things, one or more of the following:

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  restricting dividends in respect of our common shares;

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  diluting the voting power of our common shares or providing that holders of preferred shares have the right to vote on matters as a class;

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  impairing the liquidation rights of our common shares; or

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  delaying or preventing a change of control of us.

        There are currently no preferred shares outstanding, and we have no present plans to issue any preferred shares.

Voting Rights

        Unless a different majority is required by Bermuda law or by our amended and restated bye-laws, resolutions to be approved by holders of voting common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of our voting common shares vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. Any individual who is a shareholder and who is present and entitled to vote at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our amended and restated bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in our amended and restated bye-laws or such other form as the board of directors may determine.

        Each Class A common share is entitled to one vote per share and each Class B common share is entitled to ten votes per share. Each Class A1 common share and Class B1 common share is non-voting. Our amended and restated bye-laws generally provide that holders of our voting common shares are entitled to vote, on a non-cumulative basis, at all annual general and special general meetings of shareholders with respect to matters on which voting common shares are eligible to vote.

Dividend Rights

        Under Bermuda law and our amended and restated bye-laws, we may not declare or pay dividends if there are reasonable grounds for believing that: (i) after the payment, we would be unable to pay our liabilities as they become due; or (ii) that the realizable value of our assets would thereby be less than our liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preferred shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

        We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends on our common shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant.

Variation of Rights

        If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares or the purchase or redemption by us of our shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preferred shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preferred shares, to vary the rights attached to any other series of preferred shares.

Transfer of Shares

        Our board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid. The board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor's right to make the transfer as the board of directors shall reasonably require. Subject to these restrictions and the automatic conversion upon the transfer of Class B and B1 common shares to non-affiliated holders described above, a holder of common shares may transfer the title to all or any of such holder's common shares by completing a form of transfer in the form set out in our amended and restated bye-laws (or as near thereto as circumstances admit) or in such other common form as the board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully-paid share the board of directors may accept the instrument signed only by the transferor.

Meetings of Shareholders

        Under the Bermuda Companies Act 1981, as amended, or the Companies Act, a company is required to convene at least one general meeting of shareholders each calendar year, which is referred to as the annual general meeting. However, the members may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any member may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called.

        The Companies Act provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. The Companies Act also requires that shareholders be given at least five days' advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our amended and restated bye-laws provide that our President or Chairman or any two directors or any director and secretary may convene an annual general meeting or a special general meeting. Under our amended and restated bye-laws, at least 20 days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout the meeting and representing in person or by proxy a majority of the voting power of the issued and outstanding voting shares.

Access to Books and Records and Dissemination of Information

        Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company's memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of a company, minutes of general meetings and a company's audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

        Our amended and restated bye-laws provide that our board of directors shall consist of not less than five members and not more than such number of directors as the board of directors determine.

Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.

        A shareholder holding any percentage of the common shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, provided, that our board of directors has determined that shareholders may nominate persons for election at such special general meeting, that notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.

        A director may be removed, only with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

        Our amended and restated bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors, and there is no requirement in our amended and restated bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our amended and restated bye-laws or under Bermuda law that our directors must retire at a certain age.

        The remuneration of our directors is determined by the board of directors and each such director, other than directors who are employees of the Company, is paid a fee at a rate determined by the board of directors. The directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

        A director who has a direct or indirect interest in any contract or arrangement with us must disclose such interest as required by the Companies Act. Such an interested director is not entitled to vote on or participate in any discussion in respect of any such contract or arrangement in which he or she is interested.

Indemnification of Directors and Officers

        Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors if a judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

        We have adopted provisions in our amended and restated bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of our Company, against any of our directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits a company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust, whether or not the company may otherwise indemnify such officer or director. We maintain a directors' and officers' liability policy for such a purpose.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any other company or enterprise to which the person provides services at our request.

Amendment of Memorandum of Association and Bye-laws

        Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Amendments to most provisions of our amended and restated bye-laws require an affirmative vote of a majority of our board of directors and a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. In addition, amendments to certain sections of our amended and restated bye-laws containing anti-takeover provisions require an affirmative vote of at least 66% of the directors then in office and at least 66% of the voting power of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated bye-laws that may have an anti-takeover effect.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Mergers

        The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger to be approved by the company's board of directors and by its shareholders. Unless the company's bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our amended and restated bye-laws provide that the approval of the affirmative vote of a majority of votes cast at a meeting to approve the amalgamation or merger shall be sufficient, and the quorum for such meeting shall be two or more persons holding or representing a majority of the voting power of the issued and outstanding voting shares.

        Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder's shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Business Combinations

        Although the Companies Act does not contain specific provisions regarding "business combinations" between companies organized under the laws of Bermuda and "interested shareholders," we have included these provisions in our amended and restated bye-laws. Specifically, our amended and restated bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

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  prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

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  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting power of our issued and outstanding voting shares at the time the transaction commenced; or

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  after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special general meeting of shareholders by the affirmative vote of at least 66 2/3% of the voting power of our issued and outstanding voting shares that are not owned by the interested shareholder.

        For purposes of these provisions, a "business combination" includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.

Shareholder Suits

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

        Our amended and restated bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.

Capitalization of Profits and Reserves

        Pursuant to our amended and restated bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders

        Our amended and restated bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder's new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

        We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermudan dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermudan dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the Nasdaq Global Select Market. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of our common shares up to the amount of our designated capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

Registration Rights

        Holders of 31,320,156 Class A common shares (including Class A common shares issuable upon the conversion of our Class A1 common shares, Class B common shares, and Class B1 common shares) as of April 30, 2019, which we refer to as registrable securities, or their transferees are entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the amended and restated investors rights agreement by and among us and certain of our shareholders, until such shares can otherwise be sold without restriction under Rule 144 promulgated under the Securities Act, or until the rights otherwise terminate pursuant to the terms of such investors' rights agreement. The registration of our common shares as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective, subject to the rules and regulations applicable to our affiliates.

Demand Registration Rights

        If at any time the holders of a majority of the registrable securities then outstanding on an as converted into Class A common shares basis request in writing that we file a Form S-1 registration statement with an anticipated aggregate offering price of not less than $10.0 million, we will be required to notify the other holders of registrable securities of such request and register the registrable securities that the requesting holders requested to be registered and any additional registrable securities that any other holder requested to be registered. We are obligated to effect at most two registrations in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

        If, at any time after we become entitled under the Securities Act to register our shares on a registration statement on Form S-3, the holders of 25% of the registrable securities then outstanding on an as converted into Class A common shares basis request in writing that we file a Form S-3 registration statement with an anticipated aggregate offering price of not less than $5.0 million, we will be required to notify the other holders of registrable securities of such request and register the registrable securities that the requesting holders requested to be registered and any additional registrable securities that any other holder requested to be registered; provided, however, that we will not be required to effect such a registration if, within any 12 month period, we have already effected two registrations on Form S-3 for the holders of registrable securities.

Piggyback Registration Rights

        If at any time we propose to register any of our securities under the Securities Act, subject to certain exceptions, the holders of registrable securities are entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Expenses

        Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses.

Termination of Registration Rights

        The registration rights terminate upon the earlier of the closing of a deemed liquidation event, as defined in our amended and restated bye-laws, or, with respect to the registration rights of an individual holder, when the holder can sell all of such holder's registrable securities in a 90 day period without restriction under Rule 144 under the Securities Act.

Certain Corporate Anti-Takeover Provisions

        Certain provisions in our amended and restated bye-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the Class A common shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Preferred Shares

        Pursuant to our amended and restated bye-laws, preferred shares may be issued from time to time, and the board of directors is authorized to determine the rights, preferences, powers, qualifications, limitations and restrictions.

Classified Board

        In accordance with the terms of our amended and restated bye-laws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated bye-laws further provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Removal of Directors

        In accordance with the terms of our amended and restated bye-laws, our directors may be removed only for cause by the affirmative vote of a majority of the votes entitled to be cast by our shareholders entitled to vote at an annual general election of directors. Any vacancy on our board, including a vacancy resulting from an enlargement of our board or from removal for cause not filled by the shareholders at the time, may be filled only by vote of a majority of our directors then in office.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

        Our amended and restated bye-laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the last annual general meeting. Our amended and restated bye-laws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Choice of Jurisdiction

        Our amended and restated by-laws provide that, unless we consent in writing to the selection of an alternative jurisdiction, any dispute that arises concerning the Companies Act or out of or in connection with our bye-laws, including any question regarding the existence and scope of any bye-law and/or whether there has been a breach of the Companies Act or the bye-laws by any of our officers or directors (whether or not such a claim is brought in the name of a shareholder or in the name of our company) shall be subject to the jurisdiction of the Supreme Court of Bermuda.

Amendment of Certain Bye-laws

        Amendments to certain sections of our amended and restated bye-laws containing anti-takeover provisions will require an affirmative vote of at least 66% of the directors and at least 66% of the voting power of the issued and outstanding shares.

Registrar and Transfer Agent

        A register of holders of the Class A common shares is maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by American Stock Transfer & Trust Company LLC, which also serves as transfer agent. The transfer agent's address is 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

        The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

        As used in this section only, "Kiniksa," "we," "our" or "us" refer to Kiniksa Pharmaceuticals, Ltd. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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  the title and ranking of the debt securities (including the terms of any subordination provisions);

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the securities of the series is payable;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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  if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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  the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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  whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see "Global Securities."

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

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  we are the surviving corporation or the successor person (if other than Kiniksa) is a corporation organized and validly existing under the laws of Bermuda, a U.K. jurisdiction or a U.S. jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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  immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of any security of that series at its maturity;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Kiniksa and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Kiniksa; or

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  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

        We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

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  to cure any ambiguity, defect or inconsistency;

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  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

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  to provide for uncertificated securities in addition to or in place of certificated securities;

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  to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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  to surrender any of our rights or powers under the indenture;

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  to add covenants or events of default for the benefit of the holders of debt securities of any series;

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  to comply with the applicable procedures of the applicable depositary;

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  to make any change that does not adversely affect the rights of any holder of debt securities;

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  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a redemption payment with respect to any debt security. (Section 9.3)

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

        The conditions include:

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  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

        None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

        The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

        The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party's address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common shares or preferred shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

        The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  •
  the number of common shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

  •
  the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the date, if any, on and after which the warrants and the related debt securities, preferred shares or common shares will be separately transferable;

  •
  the terms of any rights to redeem or call the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  United States Federal income tax consequences applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

  •
  exercise any rights as shareholders of Kiniksa.

        Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of preferred shares or common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common shares or preferred shares, if any.

 DESCRIPTION OF UNITS

        We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain United States federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

 GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

        Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

        As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

  •
  an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

  Euroclear and Clearstream

        If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as "Clearstream," or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as "Euroclear," either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers' securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers' securities accounts in such depositaries' names on DTC's books.

        Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

        Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

  Other

        The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SHAREHOLDERS

        Pursuant to the amended and restated investors rights agreement by and among us and certain of our shareholders, or the investors rights agreement, on the day we are eligible to use a Form S-3 registration statement, we are obligated to register on a Form S-3 registration statement any then outstanding registrable securities held by shareholders party to the investors rights agreement who are, at the time, our affiliates under Rule 144 promulgated under the Securities Act. In accordance with this obligation, this prospectus also relates to the possible resale by Baker Bros. Advisors LP, or the Adviser, and Mossrock Capital, LLC, who we refer to in this prospectus as the "selling shareholders," of up to 28,882,977 of our Class A common shares held by such holders or that are issuable upon conversion of the Class A1 common shares and Class B1 common shares held by such holders. Our other affiliates who are party to the investors rights agreement have permanently and irrevocably waived our obligation to register their registrable securities pursuant to the above described provision of the investor rights agreement.

        The following table sets forth the number of Class A common shares beneficially owned by the selling shareholders, the number of Class A common shares that may be offered under this prospectus and the number of Class A common shares beneficially owned by the selling shareholders assuming all of the shares covered hereby are sold. The number of shares beneficially owned by each selling shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares over which a selling shareholder has sole or shared voting power or investment power. In computing the beneficial ownership and percentage ownership of each selling shareholder, Class A common shares issuable upon conversion of other classes of common shares and Class A common shares subject to options held by such shareholder that are currently exercisable or will become exercisable within 60 days following April 30, 2019 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling shareholder. Percentage ownership is based on 19,011,934 Class A common shares outstanding as of April 30, 2019. The number of Class A common shares in the column "Number of common shares being offered by the selling shareholders" represents all of the Class A common shares that the selling shareholders may offer hereunder. The selling shareholders may sell some, all or none of the Class A common shares that may be offered hereunder. We do not know when the Class A common shares will be sold by the selling shareholders, and the selling shareholders may offer the Class A common shares from time to time.

        The number of Class A common shares that may be acquired by a holder of our Class A1 or Class B1 common shares upon conversion of such common shares is generally limited if immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of our Class A1 or Class B1 common shares may increase, decrease or waive this limitation on ownership by providing us with 61-days' notice. The information under the heading "13(d) beneficial ownership" in the table below presents the beneficial ownership of the selling shareholders reflecting the 4.99% limitation. Solely for purposes of the table below, the information under the headings "Beneficial ownership before the offering" and "Beneficial ownership after the offering" disregards the 4.99% limitation.

        The information set forth below is based upon information obtained from the selling shareholders and upon information known to us.

        Felix J. Baker, Ph.D., and Stephen R. Biggar, M.D., Ph.D., each a member of our board of directors, are affiliated with the Adviser, and Richard S. Levy, M.D., a member of our board of directors, served as a Senior Advisor at the Adviser from December 2016 until May 2019. Thomas R. Malley, a member of our board of directors, is affiliated with Mossrock Capital, LLC.

						Beneficial ownership after the offering(2)(3)
	13(d) beneficial ownership(1)		Beneficial ownership before the offering(2)		Number of shares being offered by the selling shareholders
	Number of shares	%	Number of shares	%		Number of shares	%
Selling Shareholders
Baker Bros. Advisors LP(4)	3,037,520	16.0%	28,848,530	64.3%	28,811,010	37,520	*
Mossrock Capital, LLC(5)	71,967	*	71,967	*	71,967	—	—

*
Represents beneficial ownership less than 1%

(1)
Reflects the 4.99% limitation on beneficial ownership described above.

(2)
Solely for purposes of this table, disregards the 4.99% limitation on beneficial ownership described above.

(3)
Assumes that all shares being registered in this prospectus are resold to third parties and that the selling shareholders sell all Class A common shares registered under this prospectus held by them or that they may acquire upon conversion of other classes of our common shares held by them.

(4)
Consists of (a) 2,700,597 Class A common shares held directly by Baker Brothers Life Sciences, L.P. ("BBLS"), (b) 299,403 Class A common shares held directly by 667, L.P. ("667" and with BBLS, the "Baker Funds") (c) 8,837,349 Class A1 common shares held directly by BBLS, (d) 916,043 Class A1 common shares held by 667, (e) 14,658,102 Class B1 common shares held directly by BBLS, (f) 1,399,516 Class B1 common shares held directly by 667, (g) 18,760 Class A common shares that Felix J. Baker, Ph.D. has the right to acquire within 60 days following April 30, 2019, and (h) 18,760 Class A common shares that Stephen Biggar, M.D., Ph.D. has the right to acquire within 60 days following April 30, 2019 ((g) and (h), together, the "Share Options"). The Adviser is the investment adviser to the Baker Funds. Baker Bros. Advisors (GP) LLC ("Adviser GP") is the sole general partner of the Adviser. Pursuant to management agreements, as amended, among the Adviser, the Baker Funds and their respective general partners, the Baker Funds' respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and thus the Adviser has complete and unlimited discretion and authority with respect to the Baker Funds' investments and voting power over investments. Adviser GP, Felix J. Baker and Julian C. Baker as managing members of Adviser GP and the Adviser may be deemed to be beneficial owners of the securities directly held by the Baker Funds, and may be deemed to have the power to vote, or direct the vote of, and the power to dispose, or direct the disposition of, such securities. Felix J. Baker, Julian C. Baker, the Adviser, and Adviser GP disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. In addition, the policy of the Baker Funds and the Adviser does not permit managing members of Adviser GP or full-time employees of the Adviser to receive compensation for serving on our Board of Directors, and the Baker Funds are instead entitled to the pecuniary interest in any compensation received for their service. Felix J. Baker and Dr. Biggar have no voting or dispositive power and no pecuniary interest in the Share Options. The address for the Baker Funds is 860 Washington Street, 3rd Floor, New York, NY 10014. The foregoing information is based on a Schedule 13D/A filed on February 6, 2019 and information known to us.

(5)
Thomas R. Malley is the president of Mossrock Capital, LLC ("Mossrock") and may be deemed to beneficially own the shares owned by Mossrock. The address of Mossrock is 19 Martin Lane, Englewood, CO 80113.

 PLAN OF DISTRIBUTION

        We may sell our securities and the selling shareholders may sell their respective Class A common shares from time to time as provided below.

Our Plan of Distribution

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

        Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        Any Class A common shares will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Selling Shareholders Plan of Distribution

        The selling shareholders may offer and sell up to 28,882,977 shares in the aggregate of Class A common shares, which we refer to as the Selling Shareholder Shares. The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of the Selling Shareholder Shares on any stock exchange, market or trading facility on which our Class A common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling shareholders gift, pledge, grant a security interest in, distribute or otherwise transfer their Selling Shareholder Shares, such donees, pledgees, transferees or other successors-in-interest may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under applicable provision of the Securities Act to include the names of such donees, pledgees, transferees or other successors-in-interest as selling shareholders under this prospectus and such other information as may be necessary or required.

        The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. They may use any one or more of the following methods when disposing of the Selling Shareholder Shares:

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  "at the market" or through market makers or into an existing market for the shares;

  •
  short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

  •
  through the distribution of the shares by any selling shareholders to its partners, members or shareholders;

  •
  through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  through one or more underwritten offerings on a firm commitment or best efforts basis;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        In connection with the sale of the Selling Shareholder Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell the Selling Shareholder Shares short and deliver these shares to close out their short positions, or loan or pledge the Selling Shareholder Shares to broker dealers that in turn may sell these shares. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Selling Shareholder Shares, which, subject to the amendment or supplement of this prospectus or the registration statement of which this prospectus forms a part to reflect such transaction and any other information necessary or required, such broker-dealer or other financial institution may resell pursuant to this registration statement.

        The aggregate proceeds to the selling shareholders from the sale of the Selling Shareholder Shares will be the purchase price less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of its Selling Shareholder Shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Selling Shareholder Shares.

        The selling shareholders also may resell all or a portion of the Selling Shareholder Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

        The selling shareholders and any broker-dealers that act in connection with the sale of the Selling Shareholder Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any selling shareholder is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities

Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Selling Shareholder Shares against certain liabilities, including liabilities arising under the Securities Act. To the extent required, the Selling Shareholder Shares to be sold, the names of the selling shareholders, the offering price, the names of any agents, dealers or underwriters, any commissions or discounts with respect to a particular offering, the method of distribution, and any other terms and conditions of the offering of such shares will be set forth in an accompanying prospectus supplement or, if appropriate, an amendment to the registration statement of which this prospectus forms a part.

        To comply with the securities laws of some states, if applicable, the Selling Shareholder Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Selling Shareholder Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Selling Shareholder Shares in the market and to the activities of the selling shareholders and their affiliates. These rules may limit the timing of purchases and sales of the Selling Shareholder Shares by such selling shareholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Shareholder Shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Selling Shareholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Shareholder Shares.

        Pursuant to the investors rights agreement, we have agreed to bear all expenses in connection with the registration of the Selling Shareholder Shares. The selling shareholders have agreed to bear all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of the Selling Shareholder Shares, and fees and disbursements of counsel for the selling shareholders, other than the fees and disbursements of one counsel for the selling shareholders, which we have agreed to pay in an amount not to exceed $50,000. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities for violations of the Securities Act, Exchange Act and state securities laws and liabilities relating to this prospectus and the registration statement of which it forms a part, including amendments and supplements.

        There can be no assurance that any selling shareholder will sell any or all of the Selling Shareholder Shares.

 LEGAL MATTERS

        Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the debt securities, warrants and units. Conyers Dill & Pearman Limited will pass upon certain legal matters relating to the issuance and sale of the common shares, preferred shares and the Class A common shares offered by the selling shareholders. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$100,000,000

Class A common shares

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

BofA Securities

J.P. Morgan

                       , 2020